Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                                  Balance Sheet
                                 March 31, 2003
                           ---------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                       $   3,318
    Receivables:
      Customers                                                       275,955
      Associated companies                                            189,468
      Other                                                            15,419
    Notes receivable from associated companies                           -
    Material and supplies                                               4,282
    Prepayments and other                                              77,512
                                                                     --------
                                                                      565,954
                                                                     --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                          9,620
    Less: Accumulated provision for depreciation                        2,937
                                                                     --------
                                                                        6,683
    Construction work in progress                                         397
                                                                     --------
                                                                        7,080
                                                                     --------

INVESTMENTS:
    Pension investments                                                   -
    Other                                                              19,139
                                                                     --------
                                                                       19,139
                                                                     --------

DEFERRED CHARGES:
    Goodwill                                                           25,360
    Other                                                              55,647
                                                                     --------
                                                                       81,007
                                                                     --------

         TOTAL ASSETS                                               $ 673,180
                                                                     ========



LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Notes payable to associated companies                           $ 215,588
    Accounts payable
      Other                                                           306,162
      Associated companies                                            185,882
    Accrued taxes                                                         814
    Accrued interest                                                     -
    Other                                                              50,954
                                                                     --------
                                                                      759,400
                                                                     --------

CAPITALIZATION:
    Common stockholders' equity                                      (119,045)
    Long-term debt                                                       -
                                                                     --------
                                                                     (119,045)

DEFERRED CREDITS:
    Accumulated deferred income taxes                                  (6,381)
    Accumulated deferred investment tax credits                         -
     Other postretirement benefits                                     17,963
    Other                                                              21,243
                                                                     --------
                                                                       32,825
                                                                     --------

         TOTAL LIABILITIES & CAPITALIZATION                         $ 673,180
                                                                     ========

                                                                Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                               Statement of Income
                                   (Unaudited)





                                                               Three Months
                                                                  Ended
                                                               March 31,2003
                                                               -------------

REVENUES                                                        $1,258,376

EXPENSES:

    Fuel, purchased power and gas                                1,217,345
    Other operating expenses                                        48,704
    Provision for depreciation
       and amortization                                                773
    General taxes                                                    2,179
                                                                 ---------
         Total expenses                                          1,269,001
                                                                 ---------

EQUITY IN SUBSIDIARY EARNINGS                                       19,294
                                                                 ---------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                                                     8,669

NET INTEREST CHARGES:

    Interest expenses                                                  905
    Capitalized interest                                                (8)
                                                                 ---------
         Net interest charges                                          897
                                                                 ---------

INCOME TAXES                                                        (4,767)
                                                                 ---------

NET INCOME/(LOSS)                                               $   12,539
                                                                 =========